EXHIBIT 99.1

Adaptive Biotechnologies Reports Third Quarter 2022 Financial Results

SEATTLE, Nov. 3, 2022 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended September 30, 2022.

“We continue to deliver solid growth in both of our business areas quarter over quarter, and are confident in our long-term outlook,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “With a bolstered cash position from our recent financing, we are focused on driving growth and innovation across our businesses with a clear path to profitability.”

Recent Highlights

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Revenue of $47.8 million for the third quarter 2022, representing a 21% increase from the third quarter 2021.
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clonoSEQ test volume in the third quarter 2022 grew 52% versus the third quarter of prior year.
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Signed partnership with Epic to integrate the clonoSEQ® Assay into Epic’s comprehensive electronic medical record (EMR) system.
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Immune Medicine business grew 18% in the third quarter 2022 versus the third quarter 2021, driven by drug discovery and pharma services.
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Signed non-dilutive royalty financing agreement with OrbiMed for up to $250 million.
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Provided long-term guidance including revenue CAGR from 2022-2027 at 20%-30%, positive adjusted EBITDA in 2025 and cash flow breakeven in 2026.

Third Quarter 2022 Financial Results

Revenue was $47.8 million for the quarter ended September 30, 2022, representing a 21% increase from the third quarter in the prior year. Immune Medicine revenue was $27.9 million for the quarter, representing an 18% increase from the third quarter in the prior year. MRD revenue was $20.0 million for the quarter, representing a 26% increase from the third quarter in the prior year.

Operating expenses were $93.3 million for the third quarter of 2022, compared to $95.8 million in the third quarter of the prior year, representing a decrease of 3%. Interest expense from our revenue interest purchase agreement entered into during the third quarter of 2022 was $0.7 million.

Net loss was $45.3 million for the third quarter of 2022, compared to $56.0 million for the same period in 2021.

Adjusted EBITDA (non-GAAP) was a loss of $25.9 million for the third quarter of 2022, compared to a loss of $41.1 million for the third quarter of the prior year.

Cash, cash equivalents and marketable securities was $527.8 million as of September 30, 2022.

2022 Financial Guidance

Adaptive Biotechnologies narrows full year 2022 revenue to be in the range of $185 million to $190 million compared to the previous expectation of $185 million to $195 million.

We now expect full year 2022 operating expenses to be below $400 million compared to the previous expectation of between $410 million and $415 million.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its third quarter 2022 financial results after market close on Thursday, November 3, 2022 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have commercial products and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune disorders, and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, restructuring expense and share-based compensation expense. We have provided a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;
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interest expense, which may be a necessary and ongoing element of our costs and ability to operate;
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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense; and
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the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our March 2022 restructuring and reduction in workforce.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE MEDIA
Mary Pat Lancelotta, Senior Vice President, Corporate Affairs & Communications

646-382-4912
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
investors@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$47,830	$39,467	$130,110	$116,414
Operating expenses
Cost of revenue	14,907	14,189	41,320	34,945
Research and development	35,658	36,072	110,534	107,644
Sales and marketing	21,513	24,949	71,887	68,769
General and administrative	20,755	20,154	66,099	51,156
Amortization of intangible assets	428	428	1,270	1,270
Total operating expenses	93,261	95,792	291,110	263,784
Loss from operations	(45,431)	(56,325)	(161,000)	(147,370)
Interest and other income, net	765	327	1,454	1,429
Interest expense	(653)	—	(653)	—
Net loss	(45,319)	(55,998)	(160,199)	(145,941)
Add: Net loss attributable to noncontrolling interest	38	95	136	95
Net loss attributable to Adaptive Biotechnologies Corporation	$(45,281)	$(55,903)	$(160,063)	$(145,846)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.32)	$(0.40)	$(1.12)	$(1.04)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	142,928,654	140,833,564	142,334,342	140,060,379

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$217,552	$139,065
Short-term marketable securities (amortized cost of $295,689 and $214,115, respectively)	290,527	213,996
Accounts receivable, net	26,549	17,409
Inventory	17,345	19,263
Prepaid expenses and other current assets	12,407	13,015
Total current assets	564,380	402,748
Long-term assets
Property and equipment, net	86,662	85,262
Operating lease right-of-use assets	82,605	87,678
Long-term marketable securities (amortized cost of $20,507 and $218,163, respectively)	19,698	217,145
Restricted cash	2,433	2,138
Intangible assets, net	7,256	8,526
Goodwill	118,972	118,972
Other assets	2,202	875
Total assets	$884,208	$923,344
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$4,163	$3,307
Accrued liabilities	10,702	9,343
Accrued compensation and benefits	12,733	15,642
Current portion of operating lease liabilities	8,528	5,055
Current portion of deferred revenue	67,892	80,460
Total current liabilities	104,018	113,807
Long-term liabilities
Operating lease liabilities, less current portion	100,521	106,685
Deferred revenue, less current portion	67,300	98,750
Revenue interest liability, net	124,555	—
Total liabilities	396,394	319,242
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at September 30, 2022 and December 31, 2021; no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at September 30, 2022 and December 31, 2021; 142,987,127 and 141,393,865 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	14	14
Additional paid-in capital	1,372,751	1,324,006
Accumulated other comprehensive loss	(5,971)	(1,137)
Accumulated deficit	(878,954)	(718,891)
Total Adaptive Biotechnologies Corporation shareholders’ equity	487,840	603,992
Noncontrolling interest	(26)	110
Total shareholders’ equity	487,814	604,102
Total liabilities and shareholders’ equity	$884,208	$923,344

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to Adaptive Biotechnologies Corporation	$(45,281)	$(55,903)	$(160,063)	$(145,846)
Interest and other income, net	(765)	(327)	(1,454)	(1,429)
Interest expense	653	—	653	—
Depreciation and amortization expense	5,383	3,528	15,634	9,104
Restructuring expense	—	—	2,023	—
Share-based compensation expense	14,142	11,643	41,183	31,376
Adjusted EBITDA	$(25,868)	$(41,059)	$(102,024)	$(106,795)